Exhibit 11.1

                                                 BROADVISION, INC. AND SUBSIDIARIES
                                         STATEMENT REGARDING COMPUTATION OF PER SHARE LOSS
                                                (In thousands, except per share data)


                                                       Three Months Ended                Nine Months Ended
                                                          September 30,                     September 30,
                                                   --------------------------          --------------------------
                                                     1997              1996              1997             1996
                                                   --------          --------          --------          --------
Statement of operations data:

    Net Loss                                        $ (1,691)         $ (2,674)         $ (6,287)         $ (6,552)
    Weighted average number of common
       and dilutive equivalent shares
       used in computations:
    Common Stock                                      20,284            19,889            20,169            14,664
    Preferred stock (as if converted)                   --                --                --               1,867
                                                    --------          --------          --------          --------

           Subtotal                                   20,284            19,889            20,169            16,531
                                                    --------          --------          --------          --------


Pursuant to Staff Accounting Bulletin No.83
    Preferred stock on as-if converted
       basis                                            --                --                --               1,311
    Stock options                                       --                --                --                 878
                                                    --------          --------          --------          --------

Shares used in computing net loss
    per share                                         20,284            19,889            20,169            18,720
                                                    --------          --------          --------          --------

Net loss per share                                  $  (0.08)         $  (0.13)         $  (0.31)         $  (0.35)
                                                    ========          ========          ========          ========
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